Exhibit 10.1

AMENDMENT NO. 1 TO

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 5, 2008 (this “Amendment”), by and among STAPLES, INC., a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A. and the other lending institutions from time to time party to the Credit Agreement (as defined below) (collectively, the “Lenders”), BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (hereinafter, in such capacity, the “Administrative Agent”), CITIBANK, N.A., as syndication agent for the Lenders (in such capacity, the “Syndication Agent”), and HSBC BANK USA, JPMORGAN CHASE BANK, N.A. and WACHOVIA BANK, NATIONAL ASSOCIATION, as co-documentation agents for the Lenders (in such capacity, the “Co-Documentation Agents”), amends certain provisions of that certain Amended and Restated Credit Agreement, dated as of October 13, 2006 among the Borrower, the Lenders, the Syndication Agent, the Co-Documentation Agents and the Administrative Agent (as amended and in effect from time to time, the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrower, the Administrative Agent and the Lenders desire to amend certain provisions of the Credit Agreement as provided more fully herein below;

NOW THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.          Amendment to Section 1.1 (Definitions).  Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“Acquisition Credit Agreement.  That certain Credit Agreement dated as of April [1], 2008 by and among the Borrower, the lenders party thereto from time to time, Lehman Commercial Paper Inc., in its capacity as administrative agent, and Bank of America, N.A. and HSBC Bank USA, National Association as co-syndication agents, as the same may be amended and in effect from time to time.

Acquisition Credit Agreement Closing Date.  The date (which shall be no later than February 17, 2009) on which the conditions set forth in §9 of the Acquisition Credit Agreement have been satisfied (or waived in accordance with §25 of the Acquisition Credit Agreement).

Corporate Express.  Corporate Express N.V., a public limited liability company incorporated under the laws of The Netherlands.

Corporate Express Acquisition.  The acquisition of certain shares and convertible debt of Corporate Express as further described in the Acquisition Credit Agreement as in effect on the Acquisition Credit Agreement Closing Date.

Corporate Express Default.  Any Corporate Express-Related Default or Corporate Express Material Indebtedness Default.

Corporate Express-Related Default.  Any Default or Event of Default due to the existence of any Indebtedness, lien, Investment, asset, business, transaction or any event or condition of any kind relating to Corporate Express or any of its Subsidiaries, other than a Default or Event of Default or event or condition of the type described in §11.1(g)(i)(2) of this Credit Agreement.

Corporate Express Material Indebtedness.  Indebtedness or obligations in respect of one or more interest rate protection arrangements or exchange rate protection arrangements (calculated, with respect to such arrangements based on the notional principal amount thereof) of Corporate Express and its Subsidiaries in an aggregate principal amount of $50,000,000 or more.

Corporate Express Material Indebtedness Default.  Any “Event of Default” or event or condition which upon notice, lapse of time or both would, unless cured or waived, become such an “Event of Default” in respect of any Corporate Express Material Indebtedness, other than a Default or Event of Default or event or condition of the type described in §11.1(g)(i)(2) of this Credit Agreement.

Cure Period Expiration Date. (a) With respect to any Corporate Express Material Indebtedness Default relating to a failure to make any payment on such Corporate Express Material Indebtedness or any cross-acceleration of such Corporate Express Material Indebtedness, the earlier of (i) the later of (A) the date which is twenty (20) days after the Acquisition Credit Agreement Closing Date or (B) the date which is three (3) Business Days after any such failure or cross-acceleration, as the case may be, and (ii) the date which is sixty (60) days after the Acquisition Credit Agreement Closing Date, (b) with respect to any other Corporate Express Default, the date which is sixty (60) days after the Acquisition Credit Agreement Closing Date or (c) with respect to any Corporate Express Default referred to in clause (a) or (b) above, such shorter cure period for such Corporate Express Default (if any) as shall be applicable thereto under the Acquisition Credit Agreement.

First Amendment Effective Date.  May 5, 2008.”

§2.          Amendment to Section 7.3 (Restrictions on Investments).  Section 7.3 of the Credit Agreement is hereby amended by (a) deleting the word “and” contained at the end of clause (o) therein, (b) deleting the period contained at the end of clause (p) therein and substituting in lieu thereof the text “; and” and (c) inserting the following new clause (q) immediately at the end of such Section:

“(q)         the Corporate Express Acquisition.”

§3.          Amendment to Section 7.6 (Merger and Consolidation; Acquisitions).  Section 7.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“§7.6.     Merger and Consolidation; Acquisitions.  The Borrower will not, and will not permit any of its Subsidiaries to, merge or consolidate with any other Person; enter into any stock or asset acquisitions (other than the acquisition of assets in the ordinary course of such Person’s business and other than the acquisition of stock permitted under §§7.3(j), 7.3(l) or 7.3(q) hereof); enter into any joint venture or partnerships (except to the extent permitted under §7.3 hereof); or enter into any new lines of business or otherwise change the conduct of the Borrower’s or such Subsidiary’s business as presently conducted other than (a) the merger or consolidation of one or more Subsidiaries of the Borrower with and into the Borrower, provided that the Borrower is the surviving entity, (b) the merger or consolidation of two or more Subsidiaries of the Borrower, provided that, if one of the Subsidiaries is a Guarantor, that the Guarantor is the surviving entity, (c) the acquisition (whether of stock or assets or by means of a merger) of (i) a more than fifty percent (50%) equity interest in any other Person or (ii) assets of any other Person; provided that (A) immediately after such acquisition, and after giving effect thereto on a pro forma basis, no Default or Event of Default shall then exist, (B) if required by applicable law, the board of directors and the shareholders or the equivalent, of such other Person has approved such acquisition, (C) such other Person is in the business of selling office services, products and/or supplies, and (D) if the Borrower or a Guarantor and such other Person merge, the Borrower or such Guarantor is the surviving entity or (d) the Corporate Express Acquisition; provided that immediately after the Corporate Express Acquisition, and after giving effect thereto on a pro forma basis, no Default or Event of Default shall then exist.”

§4.          Amendment to Section 10.1 (Representations True; No Event of Default).  Section 10.1 of the Credit Agreement is hereby amended by (a) inserting the text “(a)” immediately after the text “excluding,” contained in the first parenthetical therein and (b) inserting the following text immediately before the end of such parenthetical:

“and (b) during the period beginning on the First Amendment Effective Date and ending on the Cure Period Expiration Date, the representations and warranties contained in §5.3, §5.9 or §5.12 hereof, solely in respect of the existence of any Corporate Express Default at such time”

§5.          Amendment to Section 11.1 (Events of Default and Acceleration).  Section 11.1(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(g)         (i) the Borrower or any of its Subsidiaries (1) shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or (2) shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (3) shall take any action to authorize or in furtherance of any of the foregoing, or (ii) if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and shall not have been dismissed within sixty (60) days, or the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein;”

§6.          Amendment to Section 11.1 (Events of Default and Acceleration).  Section 11.1(j) of the Credit Agreement is hereby amended by deleting the word “Lien” contained therein and substituting in lieu thereof the word “lien”.

§7.          Amendment to Section 11.1 (Events of Default and Acceleration).  Section 11.1 of the Credit Agreement is hereby amended by inserting the following paragraph immediately at the end thereof:

“In the event that any Corporate Express Default shall have occurred and be continuing at any time during the period from and including the Acquisition Credit Agreement Closing Date to and including the Cure Period Expiration Date, the existence of such Corporate Express Default shall not constitute a Default or Event of Default hereunder if such Corporate Express Default is remedied on or prior to the Cure Period Expiration Date for such Corporate Express Default.”

§8.          Affirmation and Acknowledgment.  The Borrower hereby ratifies and confirms all of its Obligations to the Lenders and the Administrative Agent, including, without limitation, the Loans, and the Borrower hereby affirms its absolute and unconditional promise to pay to the Lenders the Loans, the Obligations, and all other amounts due under the Credit Agreement as amended hereby.

§9.          Representations and Warranties.  The Borrower hereby represents and warrants to the Lenders and the Administrative Agent as follows:

(a)           The execution, delivery and performance by the Borrower of this Amendment and the transactions contemplated hereby (i) are within the corporate authority of the Borrower, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower is subject which would have a material adverse effect either individually or in the aggregate on the Borrower and its Subsidiaries taken as a whole or on the ability of the Borrower to fulfill its obligations under the Credit Agreement and the other Loan Documents to which it is a party, (iv) do not conflict with or result in any breach or contravention of any judgment, order, writ, injunction, license or permit applicable to the Borrower and (e) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, the Borrower.

(b)           The execution and delivery of this Amendment will result in valid and legally binding obligations of the Borrower enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(c)           The execution, delivery and performance by the Borrower of this Amendment and the transactions contemplated hereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

(d)           Each of the representations and warranties of the Borrower and its Subsidiaries contained in the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Amendment (excluding the representation and warranty contained in §5.5 of the Credit Agreement) shall be true as of the date hereof, with the same effect as if made at and as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

§10.        Conditions. This Amendment shall become effective upon the satisfaction of the following conditions precedent:

(a)           this Amendment and all related documents, as applicable, shall have been duly executed and delivered by the Borrower, the Required Lenders, the Administrative Agent and each other party thereto, as applicable, and shall be in full force and effect; and

(b)           all corporate action necessary for the valid execution, delivery and performance by the Borrower of this Amendment and each of the related documents to which it is or is to become a party, shall have been duly and effectively taken, and evidence thereof reasonably satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

§11.        Miscellaneous Provisions.

§11.1.     Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the Loan Documents shall remain the same.  It is declared and agreed by each of the parties hereto that the Credit Agreement and the Loan Documents, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement and the Loan Documents shall be read and construed as one instrument.  All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

§11.2.     This Amendment shall be construed according to and governed by the laws of the State of New York (excluding the laws applicable to conflicts or choice of law).

§11.3.     This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

§11.4.     The Borrower hereby agrees to pay to the Administrative Agent, on demand by the Administrative Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Administrative Agent in connection with the preparation of this Amendment (including reasonable legal fees).

§11.5.     This Amendment shall constitute a Loan Document under the Credit Agreement, and all obligations included in this Amendment (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute Obligations under the Loan Documents.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

STAPLES, INC.

By:	/s/ Nicholas Hotchkin
Name: Nicholas Hotchkin
Title: SVP Finance Treasurer

BANK OF AMERICA, N.A., as
Issuing Bank, lender of Swing Line Loans and a Lender

By:	/s/ Tom Kane
Name: Tom Kane
Title: Senior Vice President

CITIBANK, N.A., as syndication agent
for the Lenders and as a Lender

By:	/s/ Scott Kates
Name: Scott Kates
Title: Vice President

HSBC BANK USA, NATIONAL
ASSOCIATION

By:	/s/ Jeremy Bollington
Name: Jeremy Bollington
Title: Managing Director

JPMORGAN CHASE BANK, N.A.

By:	/s/ Christine Herrick
Name: Christine Herrick
Title: Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, Individually and as Co-Documentation Agent

By:	/s/ Mark Supple
Name: Mark Supple
Title: Director

KeyBank National Association

By:	/s/ Marianne T. Meil
Name: Marianne T. Meil
Title: Senior Vice President

SOVEREIGN BANK

By:	/s/ Judith C.E. Kelly
Name: Judith C.E. Kelly
Title: Senior Vice President

Union Bank of California, N.A.

By:	/s/ Ching Lim
Name: Ching Lim
Title: Vice President

U.S. BANK, NATIONAL ASSOCIATION

By:	/s/ Conan Schleicher
Name: Conan Schleicher
Title: Vice President

THE BANK OF NEW YORK

By:	/s/ David B. Wirl
Name: David B. Wirl
Title: Vice President

THE BANK OF NOVA SCOTIA

By:	/s/ Todd Meller
Name: Todd Meller
Title: Managing Director

BARCLAYS BANK PLC

By:	/s/ Nicholas Bell
Name: Nicholas Bell
Title: Director

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By:	/s/ Doreen Barr
Name: Doreen Barr
Title: Vice President

By:	/s/ Morenikeji Ajayi
Name: Morenikeji Ajayi
Title: Associate

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Heidi Sandquist
Name: Heidi Sandquist
Title: Vice President

By:	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President

LEHMAN COMMERCIAL PAPER INC.

By:	/s/ Ahuva Schwager
Name: Ahuva Schwager
Title: Authorized Signatory

PNC Bank, National Association

By:	/s/ Michael A. Richards
Name: Michael A. Richards
Title: Senior Vice President
PNC Bank, National Association

SUMITOMO MITSUI BANKING
CORPORATION

By:	/s/ Yoshihiro Hyakutome
Name: Yoshiro Hyakutome
Title: General Manager

William Street Credit Corporation

By:	/s/ Mark Walton
Name: Mark Walton
Title: Assistant Vice President